CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FD
Eric Boyriven, Jessica Greenberger
(212) 850-5600

FOR IMMEDIATE RELEASE

INTERFACE REPORTS SECOND QUARTER 2009 RESULTS

-- Orders, Sales and Operating Income Improve Sequentially Over First Quarter --
-- Finishes Second Quarter with $90 Million in Cash --

ATLANTA, Georgia, July 29, 2009 – Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings company and global leader in sustainability, today announced results for the second quarter ended July 5, 2009.

Sales for the second quarter of 2009 were $211.3 million, compared with sales of $295.0 million in the second quarter of 2008, a decline of 28.4%. Approximately 6% of the sales decline was related to fluctuations in currency exchange rates relative to the year ago period.  Operating income for the 2009 second quarter was $20.9 million, or 9.9% of sales, compared with operating income of $33.4 million, or 11.3% of sales, in the second quarter of last year.  The Company’s operating income in the second quarter of 2009 included the following items:

•	Income of $5.9 million from patent litigation settlements; and
•	A pre-tax restructuring charge of $1.9 million relating to the Company’s continued cost reduction initiatives in Europe and the Americas.

Excluding the items detailed above, operating income in the 2009 second quarter was $16.8 million, or 8.0% of sales.

In the second quarter of 2009, the Company recorded other expenses of $6.1 million, or the equivalent of $0.06 per diluted share, associated with the completion of its previously-announced issuance of 11 3/8% Senior Secured Notes due 2013.  Excluding the items described above and the bond offering expenses, net income attributable to Interface, Inc. for the 2009 second quarter was $5.1 million, or $0.08 per diluted share, compared with net income attributable to Interface, Inc. in the year-ago period of $15.9 million, or $0.25 per diluted share.  Including all items, the Company reported second quarter 2009 net income attributable to Interface, Inc. of $3.7 million, or $0.06 per diluted share.

INTERFACE REPORTS SECOND QUARTER 2009 RESULTS

“Interface has made substantial progress during the second quarter of 2009, with sequential quarterly improvements in orders, sales and operating income in the face of a global marketplace that continues to be very challenging,” said Daniel T. Hendrix, President and Chief Executive Officer.  “The successful implementation of our restructuring initiatives and the further development of our market diversification strategy have enabled us to improve our cost structure and operational efficiency while maintaining our competitive position in the marketplace.  Even though our results compared with a record second quarter last year reflect the continued pressure of current economic conditions, the non-office segments faired reasonably well, driven mostly by the education buying season.  The corporate office segment, however, continued to deteriorate, which particularly impacted our performance in Europe and the emerging markets.”

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “Interface has taken a number of steps to significantly reduce its cost structure in light of recent global economic pressures, and most of the benefits of these actions flowed through our results for the 2009 second quarter.  We also took significant steps towards our goal of strengthening our balance sheet during the period, successfully refinancing nearly all of our near-term debt maturities and ensuring we have the capital necessary to continue executing on our strategic initiatives.  As a result of our focus on enhancing liquidity, managing costs and generating free cash flow, we exited the quarter with $90 million in cash.”

For the first six months of 2009, sales were $410.6 million, compared with $556.7 million for the same period a year ago, a decrease of 26.2%.  Approximately 8% of the sales decline was related to fluctuations in currency exchange rates relative to the first six months of last year.  Excluding the 2009 second quarter items described above, as well as a pre-tax restructuring charge of $5.7 million in the first quarter of 2009 as previously announced, operating income and income from continuing operations for the 2009 six-month period were $25.6 million (or 6.2% of sales) and $5.9 million (or $0.09 per diluted share), respectively.  These figures compare with operating income and income from continuing operations of $64.4 million (or 11.6% of sales) and $30.6 million (or $0.47 per diluted share), respectively, in the first six months of 2008.  Including all items, operating income and income from continuing operations for the 2009 six-month period were $23.9 million (or 5.8% of sales) and $0.4 million (or $0.00 per diluted share), respectively.  Net loss attributable to Interface, Inc. in the first six months of 2009 was $0.5 million, or $0.01 per diluted share, compared with net income attributable to Interface, Inc. in the year-ago period of $30.0 million, or $0.47 per diluted share.

INTERFACE REPORTS SECOND QUARTER 2009 RESULTS

Mr. Hendrix concluded, “Our market diversification strategy and the operational initiatives that we implemented during the first half of the year have enabled us to deliver solid second quarter results.  The secular shift toward carpet tile is continuing, even through the severe downturn in the global office market.  We believe that by taking the appropriate actions to streamline our operations at the right time, we have protected the profitability of our business.  Although we saw a recovery in orders during the quarter and are encouraged by sequential monthly sales trends, we remain cautious about the operating environment through the second half of the year, with market conditions in Europe and many emerging markets showing continued signs of weakness.  Despite this, we are pleased with our ability to execute on our initiatives to realize operating efficiencies across the business, and we plan to continue to focus on managing our costs and generating strong cash flow, while at the same time enhancing our position in the marketplace through further investments in market diversification.”

The Company will host a conference call tomorrow, July 30, 2009, at 9:00 a.m. Eastern Time, to discuss its second quarter 2009 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at:  http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=112931&eventID=2332780 or through the Company’s website at http://www.interfaceglobal.com/Investor-Relations.aspx.  The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the InterfaceFLOR, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the designer quality segment of the broadloom carpet market.  The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

INTERFACE REPORTS SECOND QUARTER 2009 RESULTS

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2008, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “The recent worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” “Our Chairman currently has sufficient voting power to elect a majority of our Board of Directors,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS SECOND QUARTER 2009 RESULTS

Consolidated Condensed Statements of Operations*	Three Months Ended		Six Months Ended
(In thousands, except per share data)	07/05/09	06/29/08	07/05/09	06/29/08

Net Sales	$211,297	$295,005	$410,605	$556,741
Cost of Sales	142,191	189,712	278,330	357,182
Gross Profit	69,106	105,293	132,275	199,559
Selling, General & Administrative Expenses	52,263	71,857	106,634	135,152
Income from Litigation Settlements	(5,926)	--	(5,926)	--
Restructuring Charge	1,903	--	7,627	--
Operating Income	20,866	33,436	23,940	64,407
Interest Expense	7,726	8,108	15,399	15,936
Bond Offering Expenses	6,096	--	6,096	--
Other Expense (Income), Net	650	(168)	(100)	20
Income Before Taxes	6,394	25,496	2,545	48,451
Income Tax Expense	2,595	9,204	2,119	17,862
Income from Continuing Operations	3,799	16,292	426	30,589
Discontinued Operations, Net of Tax	--	--	650	--
Net Income (Loss)	3,799	16,292	(224)	30,589
Net Income Attributable to Noncontrolling Interest in Subsidiary	(133)	(416)	(262)	(591)
Net Income (Loss) Attributable to Interface, Inc.	$3,666	$15,876	$(486)	$29,998

Earnings (Loss) Per Share Attributable to Interface, Inc. – Basic
Continuing Operations	$0.06	$0.25	$0.00	$0.48
Discontinued Operations	--	--	(0.01)	--
Earnings (Loss) Per Share Attributable to Interface, Inc.– Basic	$0.06	$0.25	$(0.01)	$0.48

Earnings (Loss) Per Share Attributable to Interface, Inc. – Diluted
Continuing Operations	$0.06	$0.25	$0.00	$0.47
Discontinued Operations	--	--	(0.01)	--
Earnings (Loss) Per Share Attributable to Interface, Inc. –Diluted	$0.06	$0.25	$(0.01)	$0.47

Common Shares Outstanding – Basic	63,201	62,999	63,199	62,900
Common Shares Outstanding – Diluted	63,299	63,343	63,224	63,259

Orders from Continuing Operations	222,300	311,400	436,500	593,800
Continuing Operations Backlog (as of 07/05/09 and 06/29/08, respectively)			115,100	154,400

* Prior year periods have been adjusted for the adoption of  SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment to ARB No. 51” and FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.”

INTERFACE REPORTS SECOND QUARTER 2009 RESULTS

Consolidated Condensed Balance Sheets*
(In thousands)	07/05/09	12/28/08
Assets
Cash	$89,867	$71,757
Accounts Receivable	122,758	144,783
Inventory	122,854	128,923
Other Current Assets	29,400	27,342
Assets of Businesses Held for Sale	2,150	3,150
Total Current Assets	367,029	375,955
Property, Plant & Equipment	164,097	160,717
Other Assets	174,339	169,363
Total Assets	$705,465	$706,035

Liabilities
Accounts Payable	$38,263	$52,040
Accrued Liabilities	92,971	102,592
Current Portion of Long-Term Debt	14,586	--
Total Current Liabilities	145,820	154,632
Senior Secured and Senior Subordinated Notes	279,556	287,588
Other Long-Term Liabilities	49,608	46,378
Total Liabilities	474,984	488,598
Shareholders’ Equity	230,481	217,437
Total Liabilities and Shareholders’ Equity	$705,465	$706,035

Consolidated Condensed Statements of Cash Flows *	Three Months Ended				Six Months Ended
(In millions)	07/05/09		06/29/08		07/05/09		06/29/08

Net Income (Loss)		$3.8		$16.3		$(0.2)		$30.6
Adjustments for Discontinued Operations		--		--		0.7		--
Net Income from Continuing Operations		$3.8		$16.3		$0.5		$30.6
Depreciation and Amortization		5.8		5.5		12.0		12.0
Deferred Income Taxes and Other Non-Cash Items		5.5		1.3		0.9		2.5
Change in Working Capital
Accounts Receivable	(2.2)		(14.1)		27.9		7.1
Inventories	6.6		(2.3)		8.9		(23.3)
Prepaids	8.2		(2.0)		3.9		(3.7)
Accounts Payable and Accrued Expenses	1.0		29.3		(26.7)		(4.0)
Cash Provided from Continuing Operations		28.7		34.0		27.4		21.2
Cash Provided from (Used in) Operating Activities of Discontinued Operations		--		--		--		--
Cash Provided from Operating Activities		28.7		34.0		27.4		21.2
Cash Provided from (Used in) Investing Activities		(1.1)		(8.3)		(5.8)		(18.5)
Cash Provided from (Used in) Financing Activities		6.0		(1.7)		(4.4)		(2.8)
Effect of Exchange Rate Changes on Cash		1.4		0.4		1.0		1.4
Net Increase (Decrease) in Cash		$35.0		$24.4		$18.2		$1.3

* Prior year periods have been adjusted for the adoption of  SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment to ARB No. 51” and FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.”

INTERFACE REPORTS SECOND QUARTER 2009 RESULTS

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended			Six Months Ended
	07/05/09	06/29/08	% Change	07/05/09	06/29/08	% Change
Net Sales
Modular Carpet	$186.6	$259.3	(28.0)%	$363.0	$485.4	(25.2)%
Bentley Prince Street	24.7	35.7	(30.8)%	47.6	71.3	(33.2)%
Total	$211.3	$295.0	(28.4)%	$410.6	$556.7	(26.2)%

Operating Income (Loss)
Modular Carpet	$17.5	$35.3	(50.4)%	$24.2	$66.2	(63.4)%
Bentley Prince Street	(2.0)	0.2	*	(5.0)	1.8	*
Corporate Expenses, Income and Eliminations	5.4	(2.1)	*	4.7	(3.6)	*
Total	$20.9	$33.4	(37.4)%	$23.9	$64.4	(62.9)%

* Not meaningful
Reconciliation of Non-GAAP Performance Measures to
GAAP Performance Measures
(In millions except per share amounts)

	Three Months Ended	Six Months Ended
	07/05/09	07/05/09
Operating Income, Excluding Restructuring Charge and Income from Litigation Settlements	$16.8	$25.6
Restructuring Charge	(1.9)	(7.6)
Income from Litigation Settlements	5.9	5.9
Operating Income, As Reported	$20.9	$23.9

	Three Months Ended	Six Months Ended
	07/05/09	07/05/09
Income from Continuing Operations, Excluding Restructuring Charge, Income from Litigation Settlements and Bond Offering Expenses	$5.2	$5.9
Restructuring Charge	(1.3)	(5.4)
Income from Litigation Settlements	3.6	3.6
Bond Offering Expenses	(3.7)	(3.7)
Income from Continuing Operations, As Reported	$3.8	$0.4

	Three Months Ended	Six Months Ended
	07/05/09	07/05/09
Net Income Attributable to Interface, Inc., Excluding Restructuring Charge, Income from Litigation Settlements and Bond Offering Expenses	$5.1	$5.0
Restructuring Charge	(1.3)	(5.4)
Income from Litigation Settlements	3.6	3.6
Bond Offering Expenses	(3.7)	(3.7)
Net Income Attributable to Interface, Inc., As Reported	$3.7	$(0.5)

	Three Months Ended	Six Months Ended
	07/05/09	07/05/09
Diluted Earnings Per Share from Continuing Operations, Excluding Restructuring Charge, Income from Litigation Settlements and Bond Offering Expenses	$0.08	$0.09
Restructuring Charge	(0.02)	(0.09)
Income from Litigation Settlements	0.06	0.06
Bond Offering Expenses	(0.06)	(0.06)
Diluted Earnings Per Share from Continuing Operations, As Reported	$0.06	$0.00

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